                                                                    EXHIBIT 99.6


                          CONSENT OF PROPOSED DIRECTOR

      The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Fifth Third Bancorp ("Fifth Third") following the consummation of the merger of CitFed Bancorp, Inc. with and into Fifth Third.


                                    Signature: /s/ Allen M. Hill
                                               ---------------------------
                                               Allen M. Hill


Date: March 31, 1998